Exhibit 10.7

TRXADE, INC.

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on January 17, 2023, and effective as of September 1, 2022 (the “Effective Date”), by and between TRxADE, INC., a Florida corporation (the “Company”), and Prashant Patel, an individual (the “Executive”) (each of the Company and Executive are referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

WHEREAS, effective on May 24, 2013, the Parties entered into an Executive Employment Agreement1 which was amended on August 29, 2022 to be effective September 2, 2022 by the entry into a First Amendment to Executive Employment Agreement2 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to Agreement.

(a) Effective as of the Effective Date, Section 6(c) of the Agreement shall be amended and restated to provide as follows:

“(c) Solely during the four-month period from September 1, 2022 to December 31, 2022, the Base Salary payable to Executive shall be paid by way of a pro rata portion of $140,000 in cash. In addition, Executive shall be issued a total of $10,000 in shares of common stock of TRxADE HEALTH, INC., the Company’s parent corporation (the “Parent”), issuable pursuant to the Parent’s Second Amended and Restated 2019 Equity Incentive Plan, and valued at the closing sales price of the Parent’s common stock on the Nasdaq Capital Market on the date that the Amendment to Executive Employment Agreement effective September 1, 2022, is approved by the Board of Directors and Compensation Committee of the Parent, and with such vesting terms as approved by the Board of Directors and Compensation Committee of the Parent, which shares shall be issued by September 15, 2022. Any unpaid amount of Base Salary not paid during the four-month period from September 1, 2022 to December 31, 2022 shall be deemed forgiven.”

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

“COMPANY”
TRXADE, INC.
a Florida corporation

	By:	/s/ Donald G. Fell
	Name:	Donald G. Fell
	Title:	Chair of Compensation Committee
“EXECUTIVE”
/s/ Prashant Patel
Prashant Patel

1 https://www.sec.gov/Archives/edgar/data/1382574/000107878214001329/form10_ex10z6.htm

2 https://www.sec.gov/Archives/edgar/data/1382574/000149315222024846/ex10-5.htm